SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 24, 1998


                               TELEGEN CORPORATION
             (Exact name of registrant as specified in its charter)


         California                          14836                84-067214
-------------------------------     ----------------------    ------------------
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
       incorporation)                                        Identification No.)


                                101 Saginaw Drive
                         Redwood City, California 94063
                    (Address of principal executive offices)

                                 (415) 261-9400
              (Registrant's telephone number, including area code)

Item 5.   Other Events

The Company and its Telegen Display Laboratories Inc. subsidiary ("TDL") are named defendants in a complaint (the "Complaint") filed January 7, 1998 in Superior Court, San Mateo County by IPC Corporation, Ltd., Transtech Electronics, PTE, LTD., and IPC Transtech Display PTE, LTD (collectively, the "Plaintiffs"). The Complaint alleges that the Company committed material misrepresentations when the Company sold TDL Common Stock to the Plaintiffs for $5,000,000 on May 30, 1996. Additional named defendants include Jessica L. Stevens, Warren M. Dillard, Bonnie Crystal, and William J.P. Weiland, all former officers of the Company. The Plaintiffs seek recision of the original purchase, complete restitution of the $5,000,000, interest, punitive damages, costs and attorneys' fees. Neither the Company nor TDL has been served with the Complaint and no action has been initiated against the Company beyond filing the Complaint. The Company believes that the Complaint is without merit and intends to vigorously defend such matter.

The Company is currently experiencing severe cash flow problems. As of approximately February 20, 1998, the Company has not paid its current employees. The Company owes additional wages to its TCC employees which the Company expects to be paid by the purchaser of TCC pursuant o a letter of intent (see below), whereby such purchaser will assume the outstanding TCC wage obligations of the Company and offer employment to such TCC employees. Furthermore, the Company is delinquent in paying both state and federal wage withholding taxes and social security taxes. To improve its cash flow position, the Company has entered into a binding letter of intent with an affiliate of the Company for the sale of Telegen Communications Corporation, the Company's telecommunications subsidiary ("TCC"), for $500,000 and certain royalty streams (ranging from 1% to 7.5% on gross sales) on certain TCC products for up to three years. The Company has received a deposit of $150,000 in cash as part of the purchase price. The remaining $350,000 will be paid $200,000 in cash at closing of such sale, and $150,000 in a note with six quarterly installments over a period of one and one-half years, payment thereof to begin six month after the date of such closing.

Presently, the Company believes it can successfully scale its HGED flat panel display technology to 10.5-inch diagonal displays. At present, the Company does not believe that scalability of this generation of its technology beyond such levels is feasible. However, the Company does have preliminary design concepts for a second generation of its technology which might provide additional scalability.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     TELEGEN CORPORATION



Dated:   March 24, 1998               By:       /s/ Fred Y. Kashkooli
                                                ---------------------
                                                Fred Y. Kashkooli,
                                                Chief Executive Officer